Nicor Inc.
Form 8-K
Exhibit 10.3

Nicor Inc. Stock Deferral Plan

(As Amended and Restated for Post-2004 Benefits, Effective January 1, 2008)

Nicor Inc. Stock Deferral Plan
(As Amended And Restated For Post-2004 Benefits, Effective January 1, 2008)

Table of Contents

Page

SECTION 1 General	- 1 -

1.1	Purpose, History and Effective Date	- 1 -
1.2	Gender, Number and Defined Terms	- 1 -
1.3	Additional Terms and Conditions of the Plan	- 1 -
1.4	Employment and Shareholder Status	- 1 -
1.5	Source of Payments	- 2 -
1.6	Nonassignment	- 2 -
1.7	Elections	- 2 -
1.8	Claim for Benefits	- 2 -

SECTION 2 Participant Elections	- 2 -

2.1	Participation	- 2 -
2.2	Deferral Elections	- 2 -
2.3	Distribution Elections	- 4 -
2.4	Initial Elections	- 4 -
2.5	Prior Plan Elections	- 5 -

SECTION 3 Stock Units, Dividend Equivalents and Account	- 5 -

3.1	Stock Units	- 5 -
3.2	Dividend Equivalents	- 5 -
3.3	Crediting and Adjustment of Accounts	- 5 -

SECTION 4 Distributions	- 6 -

4.1	Payment Date	- 6 -
4.2	Payment of Account	- 7 -
4.3	Single Payment	- 7 -
4.4	Installment Payments	- 7 -
4.5	Payments to Beneficiaries In the Event of Death	- 8 -
4.6	Payments Without a Distribution Election	- 8 -
4.7	Change in Control	- 9 -
4.8	Payment Delays	- 10 -

SECTION 5 Committee	- 10 -

5.1	Membership	- 10 -
5.2	Powers of Committee	- 11 -
5.3	Delegation by Committee	- 11 -
5.4	Information to be Furnished to Committee	- 12 -
5.5	Committee’s Decision Final	- 12 -
5.6	Liability and Indemnification of the Committee	- 12 -

SECTION 6 Amendment and Termination	- 12 -

SECTION 7 Code Section 409A	- 13 -

7.1	Section 409A Compliance	- 13 -
7.2	Special Distribution	- 13 -

APPENDIX A	- 14 -

SECTION 1
General

1.1 Purpose, History and Effective Date.  Nicor Inc. (the “Company”) maintains the 2008 Long-Term Incentive Program and 2007 Long-Term Incentive Program under the Nicor Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”), which provides certain benefits to key executives and managerial employees of the Company and its subsidiaries.  The Company and its subsidiaries, as applicable, also maintain the 2006 Long-Term Incentive Program and 2005 Long-Term Incentive Program under the Nicor Inc. 1997 Long-Term Incentive Plan (the “1997 Plan”), the Nicor Inc. 1989 Long-Term Incentive Plan (the “1989 Plan”) and anticipate maintaining in the future additional incentive compensation plans and programs, which provide cash payments of specified dollar amounts to eligible key executives and managerial employees of the Company and its subsidiaries upon the achievement of specified performance goals during a performance period of at least three years (collectively such plans being “Long-Term Plans”) or a calendar year (“Annual Plans”) (such Long-Term Plans and Annual Plans being referred to below collectively as the “Incentive Plans” and individually as an “Incentive Plan”).  In order to further identify the interests of key executives and managerial employees with those of the Company’s shareholders by increasing such employees’ ownership of Company common stock, par value $2.50 per share (“Stock”), the Company established this Nicor Inc. Stock Deferral Plan (the “Plan”), effective May 1, 1996, to permit key executives and managerial employees who are eligible for a cash payment under a Long-Term Plan or an Annual Plan to elect to receive a portion of such payment in Stock, in lieu of cash, and to defer receipt of such Stock.

The effective date of this amended and restated Plan is January 1, 2008 (“Effective Date”), but the terms of this amended and restated Plan shall apply only to amounts deferred under this Plan after December 31, 2004, and the earnings, including Dividend Equivalents, thereon (“Non-Grandfathered Benefits”).  Notwithstanding any provisions of the Plan to the contrary, the provisions of the Plan in effect on October 3, 2004 and not the provisions of this amended and restated Plan shall apply to those amounts deferred under the Plan that were earned and vested within the meaning of Treas. Reg. §§1.409A-6(a) as of December 31, 2004, and the earnings, including Dividend Equivalents, thereon (“Grandfathered Benefits”).  The terms applicable to the Grandfathered Benefits have not been materially modified within the meaning of Treas. Reg. §§1.409A-6(a)(1) and (4) on or after October 3, 2004.

1.2 Gender, Number and Defined Terms.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.  Appendix A contains an alphabetical listing of all defined terms and the subsection of the Plan in which each is defined.

1.3 Additional Terms and Conditions of the Plan.  Stock awards under the Plan shall be deemed to be made pursuant to the Performance Units or Performance Awards provisions of the 1989 Plan, the 1997 Plan or the 2006 Plan, or any successor plans thereto, as applicable (the “Stock Plans”), and shall be subject to the terms, conditions and limitations of the Incentive Plans.

1.4 Employment and Shareholder Status.  The Plan will not give any person the right to remain in the employ of the Company or any of its subsidiaries, or any right or claim to any benefits under the Plan unless such right or claim has specifically accrued under the terms of the Plan.  Participation in the Plan shall not create any rights in an employee (or any other person) as a shareholder of the Company until shares of Stock are registered in the name of the employee (or such other person).

1.5 Source of Payments.  Except for Stock actually delivered pursuant to the Plan, the Plan constitutes only an unfunded, unsecured promise of the Company to deliver Stock in the future in accordance with the terms of the Plan.  Stock delivered pursuant to the Plan shall be authorized and issued pursuant to the Stock Plans.

1.6 Nonassignment.  Neither a Participant’s (as described in subsection 2.1 below) nor any other person’s rights to payments or awards under the Plan are subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or such other person.

1.7 Elections.  Any notice, election or document required to be filed with the Committee (as defined in Section 5) under the Plan will be effective only if it is filed in such form and at such time as the Committee may require, and shall be considered properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at the Company’s principal executive offices.  The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time.  Any notice required under the Plan may be waived by the person entitled thereto.

1.8 Claim for Benefits.  Any claim for benefits under the Plan shall be governed by and submitted pursuant to the rules established under the Nicor Claims Procedures for Nonqualified Plans, as such are in effect from time to time.  The decision of the Committee shall be conclusive, final and binding in all respects on both the Company and the claimant.  Benefits shall be paid only if the Committee determines that the claimant is entitled to them.

SECTION 2
Participant Elections

2.1 Participation.  Key executives and managerial employees of the Company and its participating subsidiaries who are subject to the Nicor Inc. Stock Ownership Guidelines are eligible to become “Participants” in the Plan by filing a Deferral Election (as described in subsection 2.2).

2.2 Deferral Elections.  An individual’s participation in the Plan shall be subject to the following:

(a)
Subject to the terms and conditions of the Plan, each employee who is eligible to participate in the Plan for a calendar year under an Annual Plan shall become a Participant for that calendar year by filing a written election with the Committee (“Deferral Election”) before the first day of the calendar year.  A Deferral Election with respect to an Annual Plan shall be irrevocable as of the day immediately preceding the calendar year of the performance period.

(b)
Subject to the terms and conditions of the Plan, each employee who is eligible to participate in the Plan for a performance period under a Long-Term Plan shall become a Participant for that period by filing a Deferral Election no later than (i) the last day of the calendar year immediately preceding the final calendar year of the performance period applicable under the Long-Term Plan with respect to Eligible Cash Awards that are performance-based or (ii) before the first day of the calendar year prior to the performance period for Eligible Cash Awards which are not performance-based.  A Deferral Election with respect to a Long Term Plan shall be irrevocable as of (i) the last day of the calendar year immediately preceding the final calendar year of the performance period applicable under the Long-Term Plan with respect to Eligible Cash Awards that are performance-based or (ii) before the first day of the calendar year prior to the performance period for Eligible Cash Awards which are not performance-based.

A Deferral Election may be filed pursuant to this subsection 2.2(b) only if the Participant has continuously performed services for the Company or a subsidiary from the later of the date of the beginning of the performance period or the establishment of the performance criteria, through the date that the Deferral Election is filed.  In addition, the Deferral Election may be made only with respect to that portion of an Eligible Cash Award (as defined in subsection 2.2(c) below) that is not readily ascertainable within the meaning of Treas. Reg. 1.409A-2(a)(8) as of the date that the Deferral Election is filed.

(c)
The Participant shall elect, by his Deferral Election, to forgo receipt of a portion of the Eligible Cash Awards to which he is entitled under the Incentive Plan and to receive in lieu thereof shares of Stock under the Plan at the time set forth in the Deferral Election, and in the manner set forth in his “Distribution Election” (filed in accordance with subsection 2.3) with respect to such amounts.  The Deferral Election shall specify the dollar amount or percentage of the Eligible Cash Award to be deferred.  The Deferral Election shall also specify the Payment Date with respect to the Stock Units attributable to such Eligible Cash Award (and to any dividend equivalents thereon), in accordance with subsection 4.1.

In no event shall the portion of the Eligible Cash Award to be converted to Stock Units and credited to the Participant's Account exceed the lesser of (i) the amount specified by the Participant in his Deferral Election, or (ii) 50 percent of the amount of the Eligible Cash Award.

For purposes of the Plan, the term “Eligible Cash Award” means the dollar amount payable under an Incentive Plan at the end of the applicable performance period under such plan, which amount would, but for a Participant’s election hereunder, be payable to the Participant in cash.  In addition, to qualify as a performance-based Eligible Cash Award, the dollar amount payable under a Long-Term Plan must be contingent upon the satisfaction of individual performance criteria established in writing by the earlier of: (i) the date ninety (90) days after the commencement of the performance period to which the criteria relates; or (ii) the date that the outcome of the performance criteria is no longer substantially uncertain. Such Long-Term Plan may provide that the award shall become payable, regardless of satisfaction of the performance criteria, due to death, disability or a Change in Control (each within the meaning of Treas. Reg. 1.409A-1(e)(1)), but if any such award under the Long-Term Plan becomes payable other than due to satisfaction of the performance criteria, then the payment shall no longer qualify as a performance-based Eligible Cash Award.

(d)
A Participant’s Deferral Election for any calendar year under an Annual Plan or performance period under a Long-Term Plan shall be applicable to Eligible Cash Awards paid with respect to the relevant period.  Notwithstanding any provision of the Plan to the contrary, a Deferral Election shall be automatically cancelled on the Participant’s Termination Date (as defined below) and shall be without effect thereafter.

For purposes of the Plan, a Participant’s “Termination Date” is the earlier of the date of the Participant’s death or his Separation from Service.  A Participant’s “Separation from Service” is the date of termination of the Participant’s services to the Company (and any corporation, trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c) of the Internal Revenue Code of 1986 (the “Code”)), whether voluntarily or involuntarily, other than due to death, as determined in accordance with Treas. Reg. §1.409A-1(h).

2.3 Distribution Elections.  Each Participant shall file one Distribution Election with respect to the form of his benefit payment in accordance with subsection 4.2, with respect to all amounts deferred on his behalf under the Plan.  Such Distribution Election must be filed at the same time and in the same manner as the Participant’s initial Deferral Election filed pursuant to either subsection 2.2(a) or 2.2(b).  A Participant may not change or modify his Distribution Election after it has become irrevocable.  If no Distribution Election is filed pursuant to this subsection 2.3, then subsection 4.6 shall apply.

2.4 Initial Elections. Notwithstanding the provisions of subsections 2.2 and 2.3, if an employee first becomes eligible to be a Participant (and does not participate in and has not for 24 months participated in any other nonqualified deferred compensation account balance plan that must be aggregated with the Plan pursuant to Code Section 409A), then the provisions of this subsection 2.4 shall apply.  For such Participant to make a Deferral Election with respect to an Eligible Cash Award to be earned after the employee becomes a Participant, the Participant’s initial Deferral Election and Distribution Election must be filed on a date that is not later than 30 days following the date the Participant first becomes eligible to participate in the Plan.  The Deferral Election and Distribution Election will become irrevocable on the date 30 days following the date of initial eligibility.  Such elections for the initial calendar year of participation shall only be effective for the portion of a Participant’s Eligible Cash Award earned with respect to services performed after the Deferral Election becomes irrevocable, which portion shall be equal to the total amount of the Eligible Cash Award, multiplied by the ratio of the number of days remaining in the performance period after the date that the Deferral Election becomes irrevocable over the total number of days in the performance period.  If a Participant fails to make a Deferral Election within 30 days of initial eligibility to participate, then such Participant may make an initial Deferral Election and Distribution Election only with respect to Eligible Cash Awards for subsequent performance periods, in accordance with subsections 2.2 and 2.3.

2.5 Prior Plan Elections.  Participant elections with respect to Grandfathered Benefits shall be governed by the terms of the Plan as in effect on October 3, 2004.

SECTION 3
Stock Units, Dividend Equivalents and Account

3.1 Stock Units.  Subject to the terms and conditions of the Plan, a Participant who has filed a Deferral Election with respect to any Eligible Cash Award shall have credited to his Account (as described in subsection 3.3), at the time set forth in subsection 3.3, the number of “Stock Units” determined in accordance with subsection 3.3(a) based on the amount of the Eligible Cash Award that he has elected to forgo, and shall receive shares of Stock equal to the number of Stock Units so credited to him at the date(s) determined in accordance with Section 4.

3.2 Dividend Equivalents.  As of each Stock dividend date, a Participant who is credited with Stock Units under the Plan shall be entitled to receive an amount equal to the amount of the dividends that would have been paid by the Company on the number of shares of Stock equal to the number of Stock Units credited to the Participant’s Account on the record date for such dividend (“Dividend Equivalents”).  Beginning January 1, 2009, Dividend Equivalents shall be converted to Stock Units and credited to the Participant’s Account in accordance with the provisions of subsection 3.3(b).  Prior to January 1, 2009, Dividend Equivalents shall be paid in either (a) cash as soon as practicable after each dividend payment date, or (b), if so elected by the Participant in his Deferral Election with respect to the Eligible Cash Award to which the Dividend Equivalents are attributable, converted to Stock Units in accordance with the provisions of subsection 3.3(b).

Any additional Stock Units credited to a Participant’s Account pursuant to this subsection 3.2 shall be distributed at the same time and in the same form as the Stock Units with respect to the Eligible Cash Award (and Dividend Equivalents attributable to such award) to which such additional units are attributable.  Notwithstanding the foregoing, if final distribution of a Participant’s Account occurs between a Stock dividend record date and Stock dividend payment date, the dividends attributable to such final record date shall be paid in cash without deferral.

3.3 Crediting and Adjustment of Accounts.  A bookkeeping account shall be established and maintained by the Company in the name of each Participant under the Plan (the “Account”).  A Participant’s Account shall be adjusted as follows:

(a)
as of the first trading day following the end of each performance period, the Participant’s Account shall be credited with the number of Stock Units (and any fractional portion thereof) equal to the number obtained by dividing (i) the dollar amount of such Eligible Cash Award which is subject to a Deferral Election, if any, and which would have been paid to the Participant in cash but for his

Deferral Election, by (ii) the “Fair Market Value” (as defined below) of a share of Stock on the first trading day following the end of the performance period to which such Eligible Cash Award relates;

(b)
as of the dividend payment date for any dividend paid on Stock, the Account of each Participant shall be credited with that number of additional Stock Units which is equal to the number obtained by multiplying (i) the number of Stock Units credited to the Participant’s Account as of the dividend record date, by (ii) the amount of the cash dividend or the fair market value (as determined by the Committee) of any dividend payable in kind on a share of Stock as of that date, and by dividing that product by the Fair Market Value of a share of Stock on the dividend payment date;

(c)
as of the date on which shares of Stock are distributed to or on behalf of the Participant in accordance with Section 4, the Participant’s Account shall be reduced by an equal number of Stock Units; and

(d)
in the event of any merger, consolidation, reorganization, recapitalization, spin-off, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization of the Company affecting the Stock, each Participant’s Account shall be adjusted in such equitable manner as the Committee shall determine in its sole judgment.

For purposes of the Plan, the “Fair Market Value” of a share of Stock as of any date shall be the closing market composite price regular trading for such Stock as reported for the New York Stock Exchange - Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

SECTION 4
Distributions

4.1 Payment Date.

(a)	Subject to the following provisions of this Section 4, distribution of a Participant’s Account or portion of a Participant’s Account shall commence:

(i)	if payable pursuant to subsection 4.1(b)(i) or subsection 4.1(b)(iii), on the 90th day after the last day of the deferral period below applicable to such award; and

(ii)	if payable pursuant to subsection 4.1(b)(ii), on the first business day of the seventh month after the Participant’s Separation from Service;

              in each case, the “Payment Date”.

(b)	The last day of the deferral period with respect to a Participant’s Account or portion of a Participant’s Account shall be the first to occur of:

(i)	A date specified by the Participant in his Deferral Election that is the third (or later) anniversary of the last day of the performance period to which the Eligible Cash Award relates;

(ii)	the Participant’s Separation from Service; or

(iii)	the Participant’s death.

4.2 Payment of Account.  Subject to subsections 4.5 and 4.6, the Stock Units credited to a Participant’s Account attributable to Non-Grandfathered Benefits shall be distributed to the Participant or, in the event of his death, to his Beneficiary (as described in subsection 4.5), commencing on the relevant Payment Date in accordance with the following.  If the Account or a portion of the Account becomes payable pursuant to subsection 4.1(b)(i), then payment of the relevant portion shall be made in a single payment in accordance with subsection 4.3.  If the Participant’s Account becomes payable pursuant to the Participant’s Termination Date (subsections 4.1(b)(ii) or (iii)), then payment of the entire Account shall be made in accordance with the Distribution Election, either as a single payment in accordance with subsection 4.3 or in installment payments pursuant to subsection 4.4.

4.3 Single Payment.  In accordance with the applicable Distribution Election, a single payment shall be made on the Payment Date of whole shares of Stock and cash in lieu of any fractional share of Stock, determined as follows:

(a)	the number of shares of Stock to be distributed shall be equal to the number determined by rounding to the next lower integer the number of Stock Units to be distributed; and

(b)	any fractional portion of a Stock Unit shall be distributed in cash in an amount determined by multiplying such fractional portion by the Fair Market Value of a share of Stock on the Payment Date.

4.4 Installment Payments.  In accordance with the applicable Distribution Election, and if a Participant’s Payment Date occurs due to his Termination Date, annual installments (not exceeding 15) shall commence distribution on the Payment Date, subject to the following:

(a)
Installment payments made after the first installment payment shall be distributed not more than 90 days after the first business day in each calendar year following the calendar year in which his Payment Date occurs, until the remaining installment payments are exhausted.

(b)	The number of shares of Stock to be distributed in each installment shall be the number of shares determined by rounding to the next lower integer the product of:

(i)	the number of Stock Units subject to an installment payment Distribution Election then credited to the Participant’s Account, multiplied by

(ii)	a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including such payment).

The value (based on the Fair Market Value of a share of Stock on the date on which the last installment payment is made) of any fractional Stock Unit remaining after all distributions have been made to the Participant shall be distributed to or on behalf of the Participant in cash with the last installment payment.

(c)
Notwithstanding a Participant’s Distribution Election, if the Participant’s Account balance (and any other nonqualified deferred compensation benefit that must be aggregated with the Plan pursuant to Treas. Reg. Section 1.409A-1(c)(2)) does not exceed the limit in effect under Code Section 402(g), determined as of the Termination Date ($15,500 in 2008) based on the Fair Market Value as of such date, the Participant’s Account shall be paid to the Participant or Beneficiary, as applicable, in a single payment in accordance with the provisions of subsection 4.3.

4.5 Payments to Beneficiaries In the Event of Death.  Each Participant from time to time, by signing a form furnished by the Committee, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits under the Plan are to be paid if he dies before he receives all of his benefits (“Beneficiary”).  A beneficiary designation form will be effective only when the signed form is filed with the Committee while the Participant is alive and will cancel all beneficiary designation forms filed earlier.  If more than one Beneficiary has been designated, the balance in the Participant’s Account shall be distributed to each such Beneficiary per capita (with cash distributed in lieu of any fractional share of Stock).  Except as otherwise specifically provided in this subsection 4.5, if a deceased Participant failed to designate a Beneficiary as provided above, or if no designated Beneficiary survives the Participant or dies before complete payment of the Participant’s benefits, then his benefits shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and any designated Beneficiary.

If the Participant dies before his Account has been fully distributed, payment of his Account balance shall be made in accordance with his Distribution Election, to his Beneficiary.  Pending complete distribution of all amounts to which a Participant is entitled under the Plan, the Participant’s Account shall continue to be adjusted in accordance with subsection 3.3 of the Plan, and Dividend Equivalents payable with respect to Stock Units credited to the Participant’s Account shall be paid in cash to the Participant’s Beneficiary or credited to the Participant’s Account as additional Stock Units in accordance with subsection 3.2.

4.6 Payments Without a Distribution Election.  In any situation in which the Committee is unable to determine the method of payment because of an incomplete, unclear or uncertain Distribution Election or if no Distribution Election is on file, then distribution shall be made in a single payment in accordance with subsection 4.3, as of the earlier of:

(a)	on the first business day of the seventh month after the Participant’s Separation from Service; or

(b)	the 90th day after the Participant’s death.

Payment of Grandfathered Benefits will be determined under the terms of the Plan as in effect on October 3, 2004.

4.7 Change in Control.  In the event of a Change in Control (as defined below), the Participant shall receive a lump sum cash distribution equal to the closing market price per share of Stock as of the date of the Change in Control multiplied by the number of Stock Units attributable to Non-Grandfathered Benefits in the Participant’s Account.  Such distribution shall be made to the Participant regardless of any elections that may otherwise be applicable under the Plan, and shall be made as soon as practicable after the date of such Change in Control, but in no event later than 15 days after the occurrence of such Change in Control.  Payments under this subsection shall be in lieu of any amounts that would otherwise be payable after the date as of which the Participant’s Account balance is determined for purposes of payment under this subsection.

“Change in Control” means the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of an entity, as determined in accordance with this subsection 4.7.  In determining whether an event shall be considered a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of an entity, the following provisions shall apply:

(a)
A “change in the ownership” of the Company shall occur on the date on which any one person, or more than one person acting as a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (a “Person”)), acquires ownership of the equity securities of the Company that, together with the equity securities held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Company, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(v).  If a Person is considered either to own more than 50% of the total fair market value or total voting power of the equity securities of the Company, or to have effective control of the Company within the meaning of subsection 4.7(b), and such Person acquires additional equity securities of the Company, the acquisition of additional equity securities by such Person shall not be considered to cause a “change in the ownership” of the Company.

(b)	A “change in the effective control” of the Company shall occur on either of the following dates:

(i)
The date on which any Person, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of stock of the Company possessing 30% or more of the total voting power of the Company’s equity securities, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi).  If a Person is considered to possess 30% or more of the total voting power of the Company’s equity securities, and such Person acquires additional stock of the Company, the acquisition of additional stock by such Person shall not be considered to cause a “change in the effective control” of the Company;

  or

(ii)
The date on which a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi).

(c)
A “change in the ownership of a substantial portion of the assets” of the Company shall occur on the date on which any one Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii).  A transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such transfer is made to an entity that is controlled by the holders of the Company’s equity securities, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii)(B).

(d)
Notwithstanding the foregoing, the following acquisitions shall not constitute a Change in Control: (i) an acquisition by the Company or entity controlled by the Company, or (ii) an acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company.

(e)
For purposes of this subsection 4.7, (i) the term “Company” shall mean Nicor Inc. and shall include any Successor to Nicor Inc.; and (ii) the term “Successor to Nicor Inc.” shall mean any corporation, partnership, joint venture or other entity that succeeds to the interests of Nicor Inc. by means of a merger, consolidation, or other restructuring that does not constitute a Change in Control.

4.8 Payment Delays.  If due to administrative reasons the Participant’s Account or portion of the Participant’s Account cannot be distributed on the date otherwise payable under this Section 4, then such Account balance shall be distributed as soon as practicable thereafter, but no later than December 31st of the calendar year in which such distribution is otherwise payable (or the 15th day of the third calendar month following the date otherwise payable, if later).

SECTION 5
Committee

5.1 Membership.  The authority to manage and control the operation and administration of the Plan shall be vested in the Compensation Committee of the Company’s

Board of Directors (the “Committee”).  Except as otherwise specifically provided in this Section 5, in controlling and managing the operation and administration of the Plan, the Committee shall act by the concurrence of a majority of its then members by meeting or by writing without a meeting.  The Committee, by unanimous written consent, may authorize any one of its members to execute any document, instrument or direction on its behalf.

5.2 Powers of Committee.  Subject to the conditions and limitations of the Plan, the Committee shall have the sole and complete authority and discretion to:

(a)	Conclusively interpret and construe the provisions of the Plan and to remedy ambiguities, inconsistencies and omissions of whatever kind or nature;

(b)
Adopt, and apply in a uniform and nondiscriminatory manner to all persons similarly situated, such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan, and as are consistent with the provisions of the Plan;

(c)
Conclusively determine all questions arising under the Plan, including the power to determine rights or eligibility of employees or former employees, and the respective benefits of Participants and others entitled thereto;

(d)	Maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

(e)	Direct all benefit payments under the Plan;

(f)	Furnish the Company and its subsidiaries with such information with respect to the Plan as may be required by them for tax or other purposes;

(g)
By unanimous action of the members then acting, employ agents and counsel (who also may be employed by the Company and its subsidiaries or a trustee) and to delegate to them, in writing, such powers as the Committee considers desirable;

(h)	Correct any defect or omission and to reconcile any inconsistency in the Plan, and to remedy any error in any payment made hereunder; and

(i)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

Notwithstanding the foregoing, no member of the Committee shall act with respect to the administration of the Plan except to the extent consistent with the exempt status of the Plan, the Stock Plans and the Long-Term Plans under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).  Except as otherwise specifically provided by the Plan, any determinations to be made by the Committee under the Plan shall be decided by the Committee in its sole discretion.  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is conclusive, final and binding on all persons.

5.3 Delegation by Committee.  The Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked at any time.

5.4 Information to be Furnished to Committee.  The Company and participating subsidiaries shall furnish the Committee such data and information as it may require.  The records of the Company and participating subsidiaries as to an employee’s or Participant’s period of employment, termination of employment and the reason therefor, leave of absence, reemployment and compensation amounts shall be conclusive on all persons unless determined to be incorrect.  Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

5.5 Committee’s Decision Final.  To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the Committee in good faith is binding on all persons.  A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.  Notwithstanding any other provision of the Plan to the contrary, benefits under the Plan will be paid only if the Committee, in its discretion, determines that the applicant is entitled to them.

5.6 Liability and Indemnification of the Committee.  No member of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or participating subsidiaries be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or participating subsidiaries.  The Committee and the individual members thereof shall be indemnified by the Company or participating subsidiary against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members by reason of the performance of a Committee function under the terms of this Plan unless such liability, loss, cost or expense arises due to his own fraud or willful misconduct.  This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.  For purposes of this subsection 5.6, the term “Committee” includes both the Committee and members of the compensation committee of the Participant’s employer.

SECTION 6
Amendment and Termination

While the Committee expects and intends the Company to continue the Plan, the Committee reserves the right, at any time and in any way, to amend, suspend or terminate the Plan; provided, however, that no amendment, suspension or termination shall:

(a)	be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Stock is listed or quoted;

(b)	materially alter or impair the rights of a Participant under the Plan without the consent of the Participant with respect to Stock Units already credited hereunder; or

(c)	make any change that would disqualify the Plan or any other plan of the Company intended to be so qualified from the exemption provided by Rule 16b-3.

SECTION 7
Code Section 409A

7.1 Section 409A Compliance.  To the extent applicable, this amended and restated Plan shall be interpreted in accordance with Internal Revenue Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.  If the Company determines that any compensation or benefits payable under this Plan do not comply with Code Section 409A and related Department of Treasury guidance, the Company shall amend the Plan or take such other actions as the Company deems necessary or appropriate to comply with the requirements of Code Section 409A while preserving the economic agreement of the parties.

7.2 Special Distribution.  Any other provision of the Plan to the contrary notwithstanding, in the event that the IRS prevails in its claims that amounts contributed to the Plan, and/or earnings thereon, constitute taxable income to the Participant or his Beneficiary for any taxable year of his, prior to the taxable year in which such contributions and/or earnings are distributed to the Participant or Beneficiary, or in the event that legal counsel satisfactory to the Company, the trustee and the applicable Participant or Beneficiary renders an opinion that the IRS would likely prevail in such a claim, the amount subject to such income tax shall be immediately distributed to the Participant or Beneficiary.

APPENDIX A

DEFINED TERMS

3.3	Account
1.1	Annual Plan
4.5	Beneficiary
4.7	Change in Control
2.2(d)	Code
5.1	Committee
1.1	Company
2.2(a)	Deferral Election
2.2.(c)	Distribution Election
3.2	Dividend Equivalents
1.1	Effective Date
2.2(c)	Eligible Cash Award
3.3	Fair Market Value
1.1	Grandfathered Benefits
1.1	Incentive Plan
1.1	Long-Term Plan
1.1	Non-Grandfathered Benefits
2.1	Participant
4.1(a)	Payment Date

1.1	Plan
5.2	Rule 16b-3
2.2(d)	Separation from Service
1.1	Stock
1.3	Stock Plans
3.1	Stock Units
2.2(d)	Termination Date
1.1	The 1989 Plan
1.1	The 1997 Plan
1.1	The 2006 Plan